FOR IMMEDIATE RELEASE

January 14, 2005

Contact:

Robert L. LaPenta, Jr.
Vice President and Chief Accounting Officer
Tel: 609-387-7800, ext. 1216

BURLINGTON COAT FACTORY CANCELS SPECIAL MEETING OF STOCKHOLDERS

Burlington, New Jersey - Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the "Company"), (NYSE: BCF), announced today that the Company will defer seeking stockholder approval of its 2005 Stock Incentive Plan until its annual meeting of stockholders to be held later this year. Accordingly, the special meeting of stockholders called to be held on March 18, 2005 for this purpose is cancelled.

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; the Company's ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; the effect of inflation or deflation; and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.